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                                                                    Exhibit 3.25



                          COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                               CORPORATION BUREAU
                        ROOM 308, NORTH OFFICE BUILDING
                         HARRISBURG, PENNSYLVANIA 17120



                               DECEMBER 26, 1989



PHOENIX MANAGEMENT SERVICE, INC.




         THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND THE SECRETARY OF THE COMMONWEALTH'S SIGNATURE, INDICATING YOUR EFFECTIVE DATE OF FILING. UNDER CURRENT LAW, CERTIFICATES ARE NO LONGER REQUIRED TO BE ISSUED. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANT TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.



                                                         ENTITY NUMBER:  1543456

                                                        MICROFILM NUMBER:  08985

                                                                       0348-0349




ALDER COHEN & GRIGSBY ESQS
ATTN:  FRANK J. RAUKTIS
625 LIBERTY AVE 2900 CNG TOWER
PGH             PA    15222-0000

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                                 FILED IN THE DEPARTMENT OF STATE ON DEC 26 1989

                                                 /s/ Christopher A. ???
                                       ----------------------------------------
                                           Secretary of the Commonwealth


                          COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                               CORPORATION BUREAU

ARTICLES OF INCORPORATION
DOMESTIC BUSINESS CORPORATION               1543456             8985 348




         In compliance with the requirements of 15 Pa. C.S. Section 1306 (relating to articles of incorporation), the undersigned, desiring to be incorporated as a business corporation, hereby certify that:

         1. The name of the corporation is

                  PHOENIX MANAGEMENT SERVICES, INC.

         2. The address of its registered office in this Commonwealth is

                                 93 Werner Road
                      Greenville, Pennsylvania 16125 (43)

         3. The corporation is incorporated under the Pennsylvania Business Corporation law of 1988 (15 Pa. C.S. Section 1101 et seq.), as the same may be amended.

         4. The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares, no par value.
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                                                       8985 349


         5. The name and address of the incorporator are:

                                Frank J. Rauktis
                        c/o ALDER COHEN & GRIGSBY, P.C.
                                 2900 CNG Tower
                               625 Liberty Avenue
                              Pittsburgh, PA 15222

         6. To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action.

         7. These Articles of Incorporation and the date of filing hereof are to be effective on January 1, 1990.

         IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 21st day of December, 1989.


                                                  /s/ Frank J. Rauktis
                                               ---------------------------------
                                               Frank J. Rauktis